UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2012

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois		62526
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (217) 424-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 15, 2012, Archer-Daniels-Midland Company (“ADM”) issued a press release announcing the final results of its private exchange offers.

On October 16, 2012, ADM issued $570,425,000 aggregate principal amount of 4.016% Debentures due 2043 (the “New Debentures”) in exchange for specified series of ADM’s outstanding debt securities, in connection with the expiration of its previously announced exchange offers. The New Debentures were issued to qualified institutional buyers (“QIBs”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in reliance on Regulation S under the Securities Act.

The New Debentures were issued under an indenture, dated as of October 16, 2012, between ADM and The Bank of New York Mellon, as trustee (the “Indenture”), attached as Exhibit 4.1 hereto. The New Debentures will pay interest on April 16 and October 16 of each year, beginning April 16, 2013, at a rate of 4.016% per annum. The New Debentures are ADM’s senior obligations and rank equally with all of its other unsecured indebtedness. The New Debentures are subject to optional redemption prior to maturity. The New Debentures issuable to QIBs in reliance on Rule 144A under the Securities Act were issued in the form of registered global securities in the form of debentures attached as Exhibit 4.2 hereto (the “Rule 144A Global Debenture”), and the New Debentures issuable to non-U.S. persons pursuant to Regulation S under the Securities Act were issued in the form of registered global securities in the form of debentures attached as Exhibit 4.3 hereto (the “Regulation S Global Debenture”). The description of the Indenture and the New Debentures contained herein is qualified by reference to the terms of the Indenture and form of Rule 144A Global Debenture and form of Regulation S Global Debenture, respectively.

On October 16, 2012, in connection with the issuance of the New Debentures, ADM entered into a registration rights agreement (the “Registration Rights Agreement”) with the dealer managers for the exchange offers named therein. Under the Registration Rights Agreement, ADM has agreed to file an exchange offer registration statement with the Securities Exchange Commission (the “SEC”) to allow holders of the New Debentures to exchange such New Debentures for an equal principal amount of debentures with substantially identical terms, except that they will generally be freely transferable under the Securities Act. In addition, ADM has agreed pursuant to the Registration Rights Agreement, under certain circumstances, to file a shelf registration statement with the SEC to cover resales of the New Debentures. If ADM fails to satisfy these obligations, it will be required to pay additional interest as liquidated damages to the holders of the New Debentures. The Registration Rights Agreement is attached hereto as Exhibit 4.4, and the description of the Registration Rights Agreement contained herein is qualified by reference thereto.

The New Debentures have not been registered under the Securities Act or any state securities laws. Therefore, the New Debentures may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

4.1	Indenture, dated as of October 16, 2012, between Archer-Daniels-Midland Company and The Bank of New York Mellon, as Trustee.

4.2	Form of Rule 144A Global Debenture for ADM’s 4.016% Debentures due 2043.

4.3	Form of Regulation S Global Debenture for ADM’s 4.016% Debentures due 2043.

4.4	Registration Rights Agreement, dated as of October 16, 2012, by and among ADM and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., Barclays Capital Inc., BNP Paribas Securities Corp., HSBC Securities (USA) Inc., and J.P. Morgan Securities LLC, as Dealer Managers.

99	Press Release dated October 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: October 16, 2012	By	/s/ Marschall I. Smith
Marschall I. Smith
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Number	Description	Method of filing

4.1	Indenture, dated as of October 16, 2012, between Archer-Daniels-Midland Company and The Bank of New York Mellon, as Trustee.	Filed electronically

4.2	Form of Rule 144A Global Debenture for ADM’s 4.016% Debentures due 2043.	Filed electronically

4.3	Form of Regulation S Global Debenture for ADM’s 4.016% Debentures due 2043.	Filed electronically

4.4	Registration Rights Agreement, dated as of October 16, 2012, by and among ADM and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., Barclays Capital Inc., BNP Paribas Securities Corp., HSBC Securities (USA) Inc., and J.P. Morgan Securities LLC, as Dealer Managers.	Filed electronically

99	Press Release dated October 15, 2012.	Filed electronically